                                                                      EXHIBIT 21

SUBSIDIARIES OF QUANEX CORPORATION             JURISDICTION OF INCORPORATION
----------------------------------             -----------------------------
 Piper Impact, Inc.                             Delaware
 Quanex Bar, Inc.                               Delaware
 Quanex Steel, Inc.                             Delaware
 Quanex Health Management Company, Inc.         Delaware
 Quanex Manufacturing, Inc.                     Delaware
 Quanex Solutions, Inc.                         Delaware
 Quanex Technologies, Inc.                      Delaware
 Nichols Aluminum-Alabama, Inc.                 Delaware
 Quanex Windows, Inc.                           Delaware
 Quanex Two, Inc.                               Delaware
 Nichols Aluminum-Golden, Inc.                  Delaware
 Quanex Four, Inc.                              Delaware
 Quanex Six, Inc.                               Delaware
 Imperial Products, Inc.                        Delaware
 Temroc Metals, Inc.                            Minnesota